EXHIBIT 23.0--CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference to page 29 of this Form 10-K of our report dated March 20, 1996 of Inter-Tel, Incorporated.

         Our audits also included the financial statement schedule of Inter-Tel, Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based upon our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in Registration Statement (Form S-3 No. 33-58161), Registration Statement (Form S-3 No. 33-61437), Registration Statement (Form S-3 No. 333-01735), Registration Statement (Form S-8 No. 2-94805), in the Registration Statement (Form S-8 No. 33-40353), and in the Registration Statement (Form S-8 No. 33-73620) of our report dated March 20, 1996, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Form 10-K of Inter-Tel, Incorporated.



Phoenix, Arizona                            /S/  ERNST & YOUNG LLP

March 27, 1996